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                                                  EXHIBIT 16.1



                       PRICE WATERHOUSE LLP
                        2200 CHEMED CENTER
                      255 EAST FIFTH STREET
                     CINCINNATI, OHIO  45202


April 4, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We have read Item 4 of LSI Industries Inc. Form 8-K  dated March
29, 1996 and are in agreement with the statements contained in paragraphs 4(a), 4(c) and 4(d) therein.

Yours very truly,


Price Waterhouse LLP